EXHIBIT 99.1

Lakeland Industries, Inc. Reports Fiscal 2023First Quarter Financial Results

First quarter gross margin of 40.5% on gross profit of $11.1 million

HUNTSVILLE, AL / ACCESSWIRE / June 9, 2022 / Lakeland Industries, Inc. (NASDAQ:LAKE) (the "Company" or "Lakeland"), a leading global manufacturer of protective clothing for industry, healthcare and first responders on the federal, state and local levels, today announced financial results for its fiscal 2023 first quarter ended April 30, 2022.

Fiscal 2023 First Quarter Financial Results Highlights

•	Net sales of $27.3 million, a decline of 20% compared to 1Q22 as COVID-19 specific demand continues to be largely absent from the Company’s results and core industrial demand slowly increases to pre-pandemic levels
•	Gross margin was 40.5%, above the Company’s long-term target threshold of 40%, signaling sustained profitability
•	Net income of $1.1 million or $0.15 per basic common share in 1Q23, down from $5.0 million or $0.63 per basic common share in 1Q22
•	Earnings before interest, taxes, depreciation, and amortization (EBITDA)* of $1.9 million in 1Q23, down 73% from $7.1 million in 1Q22
•	Completed $0.4 million of share repurchases during the quarter

“While supply chain disruptions and depressed levels of industrial demand impacted revenues, we are pleased to have delivered solid results in the first quarter, highlighted by a gross margin of over 40%,” said Charles D. Roberson, President and Chief Executive Officer of Lakeland Industries. “As we look ahead, order quantities and frequency are increasing in the U.S. and Europe, indicating that overstocked inventory in these markets continues to diminish, setting the stage for growth going forward. Additionally, and most importantly, we have sustained a strong level of profitability as measured by our gross profit margin performance. From here, as our revenue levels grow from the post-pandemic baseline that we have established, we expect to benefit from additional operating leverage as we continue to execute on our strategic objectives.”

Roberson continued, “With that said, while our actions to mitigate supply chain disruptions have been largely successful, we are still encountering limited and intermittent supply issues that we must continue to navigate through careful inventory management and pricing actions. Despite these challenges, we remain confident in our ability to deliver long-term growth and reach our three-to-five-year financial goals.”

* EBITDA and Adjusted EBITDA are non-GAAP financial measures. Reconciliation is provided in the tables of this press release.

Fiscal 2023 First Quarter Financial Results

Net sales were $27.3 million for the three months ended April 30, 2022, as compared to $34.1 million for the three months ended April 30, 2021. Sales of our disposable and chemical product line were impacted in the first quarter due to a reduction in direct container sales driven by COVID-19 demand and continued softness in demand from our industrial markets. Other product lines such as fire, high performance, and high visibility, increased by $1.6 million due to strengthening demand in those markets.  Sales were affected by continued weakness in the energy sector, specifically the oil and gas segment, supply chain disruptions on a couple of high value products, and shipping delays with ocean freight carriers.

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On a consolidated basis for the first quarter of fiscal 2023, domestic sales were $11.2 million or 41% of total revenues and international sales were $16.1 million or 59% of total revenues. This compares with domestic sales of $15.7 million or 46% of the total and international sales of $18.4 million or 54% of the total in the same period of fiscal 2022.

Gross profit of $11.1 million for fiscal 2023 first quarter decreased from $14.8 million for the same period of the prior year. Gross profit as a percentage of net sales was 40.5% for the fiscal 2023 first quarter as compared with 43.4% a year ago. Gross profit performance in the fiscal 2022 period benefited from higher volumes including direct container shipments, related factory utilization and an improving product mix with pricing power. Major factors driving the decline in gross margins in the first quarter were lower levels of direct container sales and increases in transportation costs. During the fiscal 2023 first quarter, all of our manufacturing facilities operated at normal capacity levels with no curtailments.

Lakeland reported operating profit of $1.4 million for the three months ended April 30, 2022, as compared to $6.6 million for the quarter ended April 30, 2021. Operating margins were 5.3% for the three months ended April 30, 2022, down from 19.5% for the first quarter of the prior fiscal year.

The Company reported net income of $1.1 million or $0.15 per basic and diluted share for the three months ended April 30, 2022, compared with $5.0 million or $0.63 per basic and $0.61 per diluted share in the prior year period.

As of April 30, 2022, Lakeland had cash and cash equivalents of approximately $50.8 million, down from $52.7 million at January 31, 2022. Cash activities included $1.9 million of cash generated from operations, which was used to help fund a follow-on investment in Bodytrak, which increased our ownership position to 18% from an 11% previously, as well as $0.4 million in capital expenditures and share repurchases of $0.4 million during the quarter. Of note, we also proactively increased our inventory investments in the quarter by approximately $2.2 million. Accounts receivable at April 30, 2022 was $14.0 million, down from $14.7 million at January 31, 2022. Days sales outstanding was approximately 46 at April 30, 2022, down from 51 days at January 31, 2022. Accounts payable and accrued liabilities at April 30, 2022 was $12.8 million, up from $10.5 million at January 31, 2022.

Working capital at April 30, 2022 was $106.0 million, down from $108.6 million at January 31, 2022. Lakeland’s $25.0 million revolving credit facility had no borrowings as of April 30, 2022, as the Company continues to have no debt.

During the fiscal 2023 first quarter, the Company repurchased approximately $0.4 million worth of common stock under its stock repurchase program. At April 30, 2022, approximately $5.4 million was available to the Company for the repurchase of its outstanding common stock.

“We generated strong operating cash flow during the quarter and ended with net cash on hand of $50.8 million, which supports our ability to grow our business and capitalize on increasing demand as our end markets continue to normalize,” said Lakeland Chief Operating and Financial Officer, Allen E. Dillard. “During the quarter we were pleased to have made progress on our Mexico facility expansion, which once completed will further enhance our ability to win share in the marketplace, as well as other global manufacturing investments. In addition to these organic investments, we have added to and maintained strong inventory levels to meet customers’ needs in the face of continued inbound supply chain constraints.”

Dillard continued, “During the quarter, we also repurchased an additional $0.4 million of stock, which leaves approximately $5.4 million under our current authorization. Because of this, we expect to continue to be active in the buyback market as we remain highly confident in our long-term business prospects.”

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Financial Results Conference Call

Lakeland will host a conference call at 4:30 pm eastern time today to discuss the Company’s fiscal 2023 first quarter financial results. The conference call will be hosted by Charles D. Roberson, President and Chief Executive Officer, and Allen E. Dillard, Chief Operating and Financial Officer. Investors can listen to the call by dialing 888-506-0062 (Domestic) or 973-528-0011 (International), Pass Code 472986. For a replay of this call through June 16, 2022, dial 877-481-4010 (Domestic) or 919-882-2331 (International), Pass Code 45724.

About Lakeland Industries, Inc.

We manufacture and sell a comprehensive line of industrial protective clothing and accessories for the industrial and public protective clothing market. Our products are sold globally by our in-house sales teams, our customer service group, and authorized independent sales representatives to a network of over 1,600 global safety and industrial supply distributors. Our authorized distributors supply end users, such as integrated oil, chemical/petrochemical, automobile, transportation, steel, glass, construction, smelting, cleanroom, janitorial, pharmaceutical, and high technology electronics manufacturers, as well as scientific, medical laboratories and the utilities industry. In addition, we supply federal, state and local governmental agencies and departments, such as fire and law enforcement, airport crash rescue units, the Department of Defense, the Department of Homeland Security and the Centers for Disease Control. Internationally, we sell to a mixture of end users directly, and to industrial distributors depending on the particular country and market. In addition to the United States, sales are made into more than 50 foreign countries, the majority of which were into China, the European Economic Community ("EEC"), Canada, Chile, Argentina, Russia, Kazakhstan, Colombia, Mexico, Ecuador, India, Uruguay and Southeast Asia.

For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

Contacts

Lakeland Industries, Inc.

256-445-4100

Allen Dillard

aedillard@lakeland.com

Alpha IR Group

312-445-2870

Robert Winters or Stephen Poe

LAKE@alpha-ir.com

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“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains estimates, predictions, opinions, goals and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's expectations for earnings, revenues, expenses, capital levels, liquidity levels, or other future financial or business performance, strategies or expectations. All statements, other than statements of historical facts, which address Lakeland's expectations of sources or uses for capital or which express the Company's expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in press releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management. As a result, there can be no assurance that Lakeland's future results will not be materially different from those described herein as "believed," "projected," "planned," "intended," "anticipated," "can," "estimated" or "expected," or other words which reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. With respect to our previously stated three-to-five year goals of core market growth, gross margin levels, and free cash flow generation, such metrics are goals, not projections or guidance, and are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management; actual results will vary and those variations may be material. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which such statement is based, except as may be required by law.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), the Company uses the following non-GAAP financial measures in this press release: EBITDA and adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures tables in this press release. These accompanying tables include details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

(Financial Tables Follow)

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LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(000’s except for share information)

ASSETS	April 30,	January 31,
	2022	2022
Current assets
Cash and cash equivalents	$50,854	$52,719
Accounts receivable, net of allowance for doubtful accounts of $635 and $666 at April 30, 2022 and January 31, 2022, respectively	13,993	14,771
Inventories	49,614	47,711
Prepaid VAT and other taxes	1,653	1,675
Other current assets	4,342	3,770
Total current assets	120,456	120,646
Property and equipment, net	8,726	8,714
Operating leases right-of-use assets	5,002	5,296
Deferred tax assets	2,495	2,072
Other assets	1,393	1,361
Investments	4,568	2,704
Total assets	$142,640	$140,793
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,165	$5,855
Accrued compensation and benefits	3,162	3,225
Other accrued expenses	1,479	1,372
Income tax payable	377	321
Current portion of operating lease liabilities	1,220	1,242
Total current liabilities	14,403	12,015
Long-term portion of operating lease liabilities	3,445	3,678
Total liabilities	17,848	15,693
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par; authorized 1,500,000 shares (none issued)	---	---
Common stock, $0.01 par; authorized 20,000,000 shares Issued 8,635,358 and 8,555,672 shares; outstanding 7,670,636 and 7,615,967 shares at April 30, 2022 and January 31, 2022, respectively	86	86
Treasury stock, at cost; 964,722 and 939,705 shares at April 30, 2022 and January 31, 2022, respectively	(14,612)	(14,206)
Additional paid-in capital	77,555	77,826
Retained earnings	64,021	62,892
Accumulated other comprehensive loss	(2,258)	(1,498)
Total stockholders' equity	124,792	125,100
Total liabilities and stockholders' equity	$142,640	$140,793

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LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

($000’s except for share and per share information)

	Three Months Ended April 30,
	2022	2021
Net sales	$27,278	$34,092
Cost of goods sold	16,222	19,313
Gross profit	11,056	14,779
Operating expenses	9,607	8,148
Operating profit	1,449	6,631
Other income (expense), net	(26)	(13)
Interest expense	(9)	(1)
Income before taxes	1,414	6,617
Income tax expense	285	1,615
Net income	1,129	$5,002
Net income per common share:
Basic	$0.15	$0.63
Diluted	$0.14	$0.61
Weighted average common shares outstanding:
Basic	7,615,967	7,989,215
Diluted	7,798,198	8,143,805

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LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

Operating Results ($000)

(Preliminary and unaudited)

Supplemental Information

	Three Months Ended April 30,
	2022	2021

Net sales	$27,278	$34,092
Year over year change	(20.0)%	(25.2)%
Gross profit	11,056	14,779
Gross profit %	40.5%	43.4%
Operating expenses	9,607	8,148
Operating expenses as a percentage of sales	35.2%	23.9%
Operating income	1,449	6,631
Operating income as a percentage of sales	5.3%	19.5%
Interest expense	(9)	(1)
Other income (expense), net	(26)	(13)
Income before taxes	1,414	6,617
Income tax expense	285	1,615
Net income	$1,129	$5,002
Weighted average shares for EPS-Basic	7,616	7,989
Net income per share	$0.15	$0.63
Operating income	$1,449	$6,631
Depreciation and amortization	425	499
EBITDA	1,874	7,130
Equity compensation	407	336
Adjusted EBITDA	$2,281	$7,466

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LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

Operating Results ($000)

(Preliminary and unaudited)

Reconciliation of GAAP Results to Non-GAAP Results

	Three Months Ended April 30,
	2022	2021

Net Income to EBITDA
Net Income	$1,129	$5,002
Interest	9	1
Taxes	285	1,615
Depreciation and amortization	425	499
Other income (expense)	26	13
EBITDA	$1,874	$7,130
EBITDA to Adjusted EBITDA
(excluding non-cash expenses)

EBITDA	$1,874	$7,130
Equity compensation	407	336
Adjusted EBITDA	$2,281	$7,466

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